                                                                    Exhibit 4.21

                            CERTIFICATE OF FORMATION

                                       OF

                           CAPITAL ONE CAPITAL IV, LLC

     This Certificate of Formation of Capital One Capital IV, LLC (the "Company"), dated as of January __, 2002, has been duly executed and is being filed by Bernard J. Kelley, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. (S)18-101,
                                                            -------
et seq.), as amended from time to time.
-- ---

     FIRST. The name of the limited liability company formed hereby is Capital One Capital IV, LLC.

     SECOND. The address of the registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

     THIRD. The name and address of the registered agent for service of process on the Company in the State of Delaware are The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

     IN WITNESS WHEREOF, the undersigned authorized person has executed this Certificate of Formation as of the date first above written.


                                         /s/ Bernard J. Kelley
                                        -----------------------------
                                        Name: Bernard J. Kelley
                                        Authorized Person